EXHIBIT 99.1

Linde Reports First-Quarter 2026 Results

First-Quarter Highlights

➢	Sales $8.8 billion, up 8% YoY, underlying sales up 3%
➢	Operating profit $2.4 billion, adjusted operating profit $2.6 billion, up 8%
➢	Operating profit margin 27.8%; adjusted operating profit margin 30.0%, down 10 basis points YoY
➢	EPS $3.98, up 13%; adjusted EPS $4.33, up 10% YoY
➢	First-quarter operating cash flow of $2.2 billion, up 4% YoY
➢	Full-year 2026 adjusted EPS guidance of $17.60 - $17.90 representing 7% to 9% growth

Woking, UK, May 1, 2026 – Linde plc (Nasdaq: LIN) today reported first-quarter 2026 net income of $1,857 million and diluted earnings per share of $3.98, up 11% and up 13%, respectively. Excluding Linde AG purchase accounting impacts and cost reduction program and other charges, adjusted net income was $2,019 million, up 7% versus prior year. Adjusted earnings per share was $4.33, 10% above prior year.

Linde’s sales for the first quarter were $8,781 million, up 8% versus prior year including 5% favorable currency impact. Compared to prior year, underlying sales increased 3% from 2% price attainment and 1% volumes, primarily from project start-ups. Acquisitions increased sales by 1%.

First-quarter operating profit was $2,439 million. Adjusted operating profit of $2,630 million was up 8% versus prior year led by higher price and continued productivity initiatives across all segments. Adjusted operating profit margin was 30.0%.

First-quarter operating cash flow of $2,240 million increased 4% versus prior year. After capital expenditures of $1,342 million, free cash flow was $898 million. During the quarter, the company returned $1,545 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “Linde employees delivered another solid quarter with 10% EPS growth, 30% operating margin and 24% return on capital under increasingly challenging global conditions. These results underscore the resiliency of our operating model, discipline of capital allocation and perseverance of management actions.”

Lamba continued, “Looking ahead, I’m confident the Linde team will continue to create shareholder value in any environment.”

For the second quarter of 2026, Linde expects adjusted diluted earnings per share in the range of $4.40 to $4.50, up 8% to 10% versus prior-year quarter or 7% to 9% when excluding estimated favorable currency of 1%.

For the full year 2026, the company expects adjusted diluted earnings per share to be in the range of $17.60 to $17.90, up 7% to 9%, assuming favorable currency of 1%. Full-year capital expenditures are expected to be in the range of $5.0 billion to $5.5 billion to support growth and maintenance requirements including the $7.1 billion contractual sale of gas project backlog.

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First-Quarter 2026 Results by Segment

Americas sales of $4,025 million were up 10% versus prior year. Compared with first quarter 2025, underlying sales increased 6%, driven by 4% higher pricing and 2% higher volumes, primarily in the electronics, manufacturing and metals and mining end markets. Operating profit of $1,272 million was 31.6% of sales, 60 basis points above prior year.

APAC (Asia Pacific) sales of $1,701 million were up 11% versus prior year. Compared with first quarter 2025, underlying sales increased 6%, driven by 6% volumes primarily in the electronics, and chemicals and energy end markets and project startups. Operating profit of $477 million was 28.0% of sales, 130 basis points below prior year.

EMEA (Europe, Middle East & Africa) sales of $2,171 million were up 7% versus prior year. Compared with first quarter 2025, underlying sales decreased 2%, driven by 1% higher pricing and 3% lower volumes, primarily in the chemicals and energy and manufacturing end markets. Operating profit of $784 million was 36.1% of sales, 60 basis points above prior year.

Linde Engineering sales were $517 million, down 8% versus prior year, and operating profit was $101 million or 19.5% of sales. Order intake for the quarter was $640 million and third-party sale of equipment backlog was $2.8 billion.

Earnings Call

A teleconference on Linde’s first-quarter 2026 results is being held today at 9:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://www.linde.com/investors/financial-reports

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2025 sales of $34 billion. We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet. Linde serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde’s industrial gases and technologies are used in countless applications, enabling space exploration and launch technologies, delivering ultra-high-purity and specialty gases for semiconductor manufacturing, providing life-saving medical oxygen and enabling clean hydrogen production and carbon capture to reduce greenhouse gas emissions. Linde also delivers state-of-the-art gas processing solutions to support customer growth, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

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*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2026. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, and the impact of other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and cybersecurity breaches; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 25, 2026 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES

SUMMARY NON-GAAP RECONCILIATIONS

(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors’ understanding of the company’s financial statements by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the “NON GAAP MEASURES AND RECONCILIATIONS” starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS
Quarter Ended March 31,	2026	2025	2026	2025	2026	2025	2026	2025
Reported GAAP Amounts	$8,781	$8,112	$2,439	$2,184	$1,857	$1,673	$3.98	$3.51
Cost reduction program and other charges (a)	—	—	—	55	—	37	—	0.08
Purchase accounting impacts - Linde AG (b)	—	—	191	199	162	170	0.35	0.36
Total adjustments	—	—	191	254	162	207	0.35	0.44
Adjusted amounts	$8,781	$8,112	$2,630	$2,438	$2,019	$1,880	$4.33	$3.95

(a)	2025 cost reduction program and other charges are primarily related to severance.

(b)	To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Quarter Ended March 31,
(Millions of dollars, except per share data)	2026	2025
Sales	$8,781	$8,112
Cost of sales	4,523	4,157
Selling, general and administrative	893	786
Depreciation and amortization	951	910
Research and development	38	38
Cost reduction program and other charges	—	55
Other income (expense) - net	63	18
Operating Profit	2,439	2,184
Interest expense - net	62	60
Net pension and OPEB cost (benefit), excluding service cost	(54)	(56)
Income Before Income Taxes and Equity Investments	2,431	2,180
Income taxes	571	511
Income Before Equity Investments	1,860	1,669
Income from equity investments	40	38
Income (Including Noncontrolling Interests)	1,900	1,707
Less: noncontrolling interests	(43)	(34)
Net Income – Linde plc	$1,857	$1,673

Per Share Data – Linde plc Shareholders
Basic earnings per share	$4.00	$3.53
Diluted earnings per share	$3.98	$3.51

Cash dividends per share	$1.60	$1.50

Weighted Average Shares Outstanding (000’s):
Basic shares outstanding (000’s)	464,051	473,303
Diluted shares outstanding (000’s)	466,319	476,262

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES CONDENSED

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

(Millions of dollars)	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$3,959	$5,056
Accounts receivable - net	5,321	4,966
Contract assets	321	269
Inventories	2,079	2,055
Prepaid and other current assets	1,071	979
Total Current Assets	12,751	13,325
Property, plant and equipment - net	28,564	28,260
Goodwill	27,882	27,927
Other intangibles - net	11,673	11,871
Other long-term assets	5,445	5,434
Total Assets	$86,315	$86,817
Liabilities and Equity
Accounts payable	$2,659	$2,810
Short-term debt	4,822	4,510
Current portion of long-term debt	1,636	1,796
Contract liabilities	1,168	1,231
Other current liabilities	5,106	4,851
Total Current Liabilities	15,391	15,198
Long-term debt	19,859	20,683
Other long-term liabilities	10,973	11,195
Total Liabilities	$46,223	$47,076
Redeemable noncontrolling interests	13	13
Linde plc Shareholders’ Equity
Ordinary shares	1	1
Additional paid-in capital	39,177	39,430
Retained earnings	17,639	16,608
Accumulated other comprehensive income (loss)	(6,147)	(6,233)
Less: Treasury shares, at cost	(12,104)	(11,561)
Total Linde plc Shareholders’ Equity	38,566	38,245
Noncontrolling interests	1,513	1,483
Total Equity	$40,079	$39,728
Total Liabilities and Equity	$86,315	$86,817

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LINDE PLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Quarter Ended March 31,
(Millions of dollars)	2026	2025
Operations
Net income - Linde plc	$1,857	$1,673
Add: Noncontrolling interests	43	34
Net income (including noncontrolling interests)	1,900	1,707
Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction program and other charges (a)	(44)	18
Depreciation and amortization	951	910
Accounts receivable	(361)	(230)
Contract assets and liabilities, net	(108)	(65)
Inventory	(48)	9
Payables and accruals	35	(209)
Pension contributions	(7)	(5)
Deferred income taxes and other	(78)	26
Net cash provided by (used for) operating activities	2,240	2,161
Investing
Capital expenditures	(1,342)	(1,270)
Acquisitions, net of cash acquired	(153)	(112)
Divestitures, net of cash divested and asset sales	112	13
Other investing, net	(1)	—
Net cash provided by (used for) investing activities	(1,384)	(1,369)
Financing
Debt increase (decrease) - net	(336)	1,493
Issuances of ordinary shares	3	11
Purchases of ordinary shares	(807)	(1,111)
Cash dividends - Linde plc shareholders	(741)	(708)
Noncontrolling interest transactions and other	(87)	(73)
Net cash provided by (used for) financing activities	(1,968)	(388)
Effect of exchange rate changes on cash and cash equivalents	15	40
Change in cash and cash equivalents	(1,097)	444
Cash and cash equivalents, beginning-of-period	5,056	4,850
Cash and cash equivalents, end-of-period	$3,959	$5,294

(a)

There were no cost reduction program and other charges for the three months ended March 31, 2026. 2025 charges were primarily related to severance. Related cash outflows were $44 million and $37 million for the three months ended March 31, 2026 and 2025, respectively.

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LINDE PLC AND SUBSIDIARIES

SEGMENT INFORMATION

(UNAUDITED)

	Quarter Ended March 31,
(Millions of dollars)	2026	2025
Sales
Americas	$4,025	$3,666
EMEA	2,171	2,031
APAC	1,701	1,539
Engineering	517	565
Other	367	311
Total segment sales	$8,781	$8,112
Operating Profit
Americas	$1,272	$1,137
EMEA	784	722
APAC	477	451
Engineering	101	114
Other	(4)	14
Segment operating profit	2,630	2,438
Cost reduction program and other charges	—	(55)
Purchase accounting impacts - Linde AG	(191)	(199)
Total operating profit	$2,439	$2,184

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LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2026	2025
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin
Reported operating profit	$2,439	$2,018	$2,367	$2,354	$2,184
Add: Cost reduction program and other charges	—	229	(11)	—	55
Add: Purchase accounting impacts - Linde AG (c)	191	338	202	202	199
Total adjustments	191	567	191	202	254
Adjusted operating profit	$2,630	$2,585	$2,558	$2,556	$2,438

Reported percentage change	12%
Adjusted percentage change	8%

Reported sales	$8,781	$8,764	$8,615	$8,495	$8,112

Reported operating margin	27.8%	23.0%	27.5%	27.7%	26.9%
Adjusted operating margin	30.0%	29.5%	29.7%	30.1%	30.1%

Adjusted Depreciation and Amortization
Reported depreciation and amortization	$951	$950	$961	$942	$910
Less: Purchase accounting impacts - Linde AG (c)	(191)	(186)	(202)	(198)	(191)
Adjusted depreciation and amortization	$760	$764	$759	$744	$719

Adjusted Other Income (Expense) - net
Reported other income (expense) - net	$63	$(105)	$14	$15	$18
Add: Purchase accounting impacts - Linde AG (c) (e)	—	(152)	—	(4)	(8)
Adjusted other income (expense) - net	$63	$47	$14	$19	$26

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(54)	$(57)	$(57)	$(59)	$(56)
Add: Pension settlement charges	—	—	(2)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(54)	$(57)	$(59)	$(59)	$(56)

Adjusted Income Taxes (a)
Reported income taxes	$571	$481	$424	$573	$511
Add: Purchase accounting impacts - Linde AG (c)	45	83	155	46	44
Add: Cost reduction program and other charges	—	62	1	—	18
Total adjustments	45	145	156	46	62
Adjusted income taxes	$616	$626	$580	$619	$573

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	2026	2025
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$2,431	$2,011	$2,360	$2,346	$2,180
Add: Pension settlement charge	—	—	2	—	—
Add: Purchase accounting impacts - Linde AG (c)	191	338	202	202	199
Add: Cost reduction program and other charges	—	229	(11)	—	55
Total adjustments	191	567	193	202	254
Adjusted income before income taxes and equity investments	$2,622	$2,578	$2,553	$2,548	$2,434

Reported Income taxes	$571	$481	$424	$573	$511
Reported effective tax rate	23.5%	23.9%	18.0%	24.4%	23.4%

Adjusted income taxes	$616	$626	$580	$619	$573
Adjusted effective tax rate	23.5%	24.3%	22.7%	24.3%	23.5%

Income from Equity Investments
Reported income from equity investments	$40	$43	$36	$33	$38
Add: Purchase accounting impacts - Linde AG (c)	19	18	18	18	18
Add: Cost reduction program and other charges	—	—	6	—	—
Total adjustments	19	18	24	18	18
Adjusted income from equity investments	$59	$61	$60	$51	$56

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$(43)	$(43)	$(43)	$(40)	$(34)
Add: Purchase accounting impacts - Linde AG (c)	(3)	(2)	(3)	(3)	(3)
Adjusted noncontrolling interests	$(46)	$(45)	$(46)	$(43)	$(37)

Adjusted Net Income - Linde plc (b)
Reported net income	$1,857	$1,530	$1,929	$1,766	$1,673
Add: Pension settlement charge	—	—	2	—	—
Add: Cost reduction program and other charges	—	167	(6)	—	37
Add: Purchase accounting impacts - Linde AG (c)	162	271	62	171	170
Total adjustments	162	438	58	171	207
Adjusted net income - Linde plc	$2,019	$1,968	$1,987	$1,937	$1,880

Adjusted Diluted EPS (b)
Reported diluted EPS	$3.98	$3.26	$4.09	$3.73	$3.51
Add: Cost reduction program and other charges	—	0.36	(0.01)	—	0.08
Add: Purchase accounting impacts - Linde AG (c)	0.35	0.58	0.13	0.36	0.36
Total adjustments	0.35	0.94	0.12	0.36	0.44
Adjusted diluted EPS	$4.33	$4.20	$4.21	$4.09	$3.95

Reported percentage change	13%
Adjusted percentage change	10%

	Second Quarter 2026			Full Year 2026
Adjusted Diluted EPS Guidance (d)	Low End	High End	Low End	High End
2026 Adjusted Guidance	$4.40	$4.50	$17.60	$17.90
Adjusted percentage changes versus 2025 adjusted diluted EPS	8%	10%	7%	9%
Add: Estimated currency headwind/(tailwind)	(1)%	(1)%	(1)%	(1)%
Adjusted percentage change excluding currency	7%	9%	6%	8%

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	2026	2025
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Adjusted EBITDA and % of Sales
Net Income - Linde plc	$1,857	$1,530	$1,929	$1,766	$1,673
Add: Noncontrolling interests	43	43	43	40	34
Add: Net pension and OPEB cost (benefit), excluding service cost	(54)	(57)	(57)	(59)	(56)
Add: Interest expense	62	64	64	67	60
Add: Income taxes	571	481	424	573	511
Add: Depreciation and amortization	951	950	961	942	910
EBITDA	3,430	3,011	3,364	3,329	3,132
Add: Cost reduction program and other charges	—	229	(5)	—	55
Add: Purchase accounting impacts - Linde AG (c)	19	170	18	22	26
Total adjustments	19	399	13	22	81
Adjusted EBITDA	$3,449	$3,410	$3,377	$3,351	$3,213

Reported sales	$8,781	$8,764	$8,615	$8,495	$8,112
% of sales
EBITDA	39.1%	34.4%	39.0%	39.2%	38.6%
Adjusted EBITDA as a % of Sales	39.3%	38.9%	39.2%	39.4%	39.6%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.

(c) The company believes that its non-GAAP measures excluding merger Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by merger purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of merger purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding merger purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

(d) We are providing adjusted earnings per share (“EPS”) guidance for 2026. This is a non-GAAP financial measure that represents diluted earnings per share (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges and the impact of other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

(e) Fourth quarter 2025 Adjusted other income (expense) - net includes a charge associated with Linde AG merger-related purchase accounting.

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LINDE PLC AND SUBSIDIARIES

APPENDIX

NON-GAAP MEASURES AND RECONCILIATIONS

(UNAUDITED)

	2026	2025
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating Cash Flow	$2,240	$3,030	$2,948	$2,211	$2,161
Less: Capital Expenditures	(1,342)	(1,458)	(1,276)	(1,257)	(1,270)
Free Cash Flow	$898	$1,572	$1,672	$954	$891

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$26,317	$26,989	$25,925	$25,920	$23,897
Less: Cash and cash equivalents	(3,959)	(5,056)	(4,509)	(4,786)	(5,294)
Net debt	22,358	21,933	21,416	21,134	18,603
Less: Purchase accounting impacts - Linde AG	(3)	(3)	(4)	(4)	(4)
Adjusted net debt	$22,355	$21,930	$21,412	$21,130	$18,599

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported net income - Linde plc	$1,857	$1,530	$1,929	$1,766	$1,673
Add: noncontrolling interests	43	43	43	40	34
Add: interest expense - net	62	64	64	67	60
Less: tax benefit on interest expense - net *	(15)	(16)	(15)	(16)	(14)
Reported NOPAT	$1,947	$1,621	$2,021	$1,857	$1,753

Adjusted net income - Linde plc	$2,019	$1,968	$1,987	$1,937	$1,880
Add: adjusted noncontrolling interests	46	45	46	43	37
Add: interest expense - net	62	64	64	67	60
Less: tax benefit on interest expense - net *	(15)	(16)	(15)	(16)	(14)
Adjusted NOPAT	$2,112	$2,061	$2,082	$2,031	$1,963

*Tax benefit on interest expense - net is generally presented using the reported effective rate.

4-quarter trailing reported NOPAT	$7,446	$7,252	$7,440	$7,074	$6,970
4-quarter trailing adjusted NOPAT	$8,286	$8,137	$8,062	$7,968	$7,890

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	2026	2025
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	$13	$13	$13	$13	$13
Linde plc shareholders’ equity	38,566	38,245	38,616	38,515	38,032
Noncontrolling interests	1,513	1,483	1,457	1,458	1,418
Total equity and redeemable noncontrolling interests	$40,092	$39,741	$40,086	$39,986	$39,463

Reported capital	$62,450	$61,674	$61,502	$61,120	$58,066

Total equity and redeemable noncontrolling interests	$40,092	$39,741	$40,086	$39,986	$39,463
Add: Adjusted net debt	22,355	21,930	21,412	21,130	18,599
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$36,323	$35,547	$35,374	$34,992	$31,938

(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

Ending capital (see above)	$62,450	$61,674	$61,502	$61,120	$58,066
5-quarter average ending capital	$60,962	$59,725	$58,925	$57,914	$56,830

Ending adjusted capital (see above)	$36,323	$35,547	$35,374	$34,992	$31,938
5-quarter average ending adjusted capital	$34,835	$33,597	$32,797	$31,786	$30,701
After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	12.2%	12.1%	12.6%	12.2%	12.3%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	23.8%	24.2%	24.6%	25.1%	25.7%

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